ACE RV AND MARINE TRUST 2001-RV1

                    $122,000,000 Class A-1 4.05% Asset Backed
                     Notes $40,000,000 Class A-2 4.85% Asset
                    Backed Notes $52,000,000 Class A-3 5.36%
                    Asset Backed Notes $20,000,000 Class A-4
                   5.75% Asset Backed Notes $44,805,000 Class
                          A-5 6.30% Asset Backed Notes
                  $20,025,000 Class B 6.61% Asset Backed Notes
                   $7,702,000 Class C 6.85% Asset Backed Notes
                   $4,621,000 Class D 7.58% Asset Backed Notes

                              ACE Securities Corp.
                                    (SELLER)
                             UNDERWRITING AGREEMENT
                                                                   June 27, 2001
Deutsche Banc Alex. Brown Inc.,
 as Underwriter
31 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

          1. INTRODUCTORY. ACE Securities Corp. (the "Seller") has previously filed a registration statement with the Securities and Exchange Commission relating to the issuance and sale from time to time of up to $1,200,000,000 of asset backed notes and/or asset backed certificates. The Seller proposes to cause ACE RV and Marine Trust 2001-RV1 (the "Trust") to issue and sell to the Underwriter $122,000,000 principal amount of its 4.05% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), $40,000,000 principal amount of its 4.85% Class A-2 Asset Backed Notes (the "Class A-2 Notes"), $52,000,000 principal amount of its 5.36% Class A-3 Asset Backed Notes (the "Class A-3 Notes"), $20,000,000 principal amount of its 5.75% Class A-4 Asset Backed Notes (the "Class A-4 Notes") and $44,805,000 principal amount of its 6.30% Class A-5 Asset Backed Notes (the "Class A-5 Notes" and together with the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, the "Class A Notes"), $20,025,000 principal amount of its Class B 6.61% Asset Backed Notes (the "Class B Notes"), $7,702,000 principal amount of its Class C 6.85% Asset Back Notes (the "Class C Notes") and, $4,621,000 principal amount of its Class D 7.58% Asset Back Notes (the "Class D Notes" and, together with the Class A Notes, the Class B Notes and the Class C Notes, the "Notes"). The Trust will also issue Certificates (the "Certificates" and together with the Notes, the "Securities") which will be retained by the Seller. The assets of the Trust will include, among other things, a pool of retail installment sale contracts (the "Receivables") secured primarily by new and used recreational vehicles and boats (the "Financed Vehicles"), and certain monies received thereunder on or after June 1, 2001 (the "Cutoff Date"), and the other property and the proceeds thereof to be conveyed to the Trust pursuant to the Sale and Servicing Agreement to be dated as of June 1, 2001 (as amended and supplemented from time to time, the "Sale and Servicing Agreement") among ACE RV and Marine Trust 2001-RV1 (the "Trust"), the Seller, Wells Fargo Bank, N.A. ("Wells Fargo"), as servicer (the "Servicer") and custodian, Wells Fargo Bank Northwest, N.A., Wells Fargo Bank New Mexico, N.A. and The Chase Manhattan Bank, as indenture trustee. Pursuant to the Sale and Servicing Agreement, the Seller will sell the Receivables to the Trust and the Servicer will service the Receivables on behalf of the Trust. In addition, pursuant to the Administration Agreement to be dated as of June 1, 2001 (as amended and supplemented from time to time, the "Administration Agreement") among the Trust, Wells Fargo Bank Minnesota, National Association (the "Administrator") and the Indenture Trustee, the Administrator will agree to perform certain administrative tasks on behalf of the Trust imposed on the Trust under the Indenture. The Notes will be issued pursuant to the Indenture to be dated as of June 1, 2001 (as amended and supplemented from time to time, the "Indenture"), between the Trust and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"). The Seller will form the Trust pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") to be dated as of June 1, 2001 between the Seller and U.S. Bank Trust National Association, as owner trustee (the "Owner Trustee"). The Certificates, each representing a fractional undivided interest in the Trust, will be issued pursuant to the Trust Agreement.

          The Seller acquired all of the Receivables from German American Capital Corporation (the "Transferor"). The Transferor will sell or has sold the Receivables to the Seller pursuant to the terms of a Purchase Agreement (as amended and supplemented from time to time, the "Purchase Agreement") dated as of June 1, 2001 between the Seller and the Transferor. The Receivables acquired by the Seller will be sold by the Seller to the Trust.

          Capitalized terms used and not otherwise defined herein shall have the meanings given them in the preliminary prospectus or, if not defined therein, as defined in the Sale and Servicing Agreement. As used herein, the term "Basic Documents" refers to the Sale and Servicing Agreement, Administration Agreement, Indenture, Trust Agreement and Purchase Agreement.

          2. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to and agrees with the Underwriter that:

          (a) A registration statement on Form S-3 (No. 333-45458), including a form of prospectus, relating to the Notes has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended as of the date of the Agreement is hereinafter referred to as the "Registration Statement," and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act of 1933, as amended (the "Act"), including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus;" a "preliminary prospectus" means any form of prospectus, including any prospectus supplement, relating to the Notes used prior to date of this Agreement that is subject to completion; the "Base Prospectus" means the base prospectus dated June 21, 2001 included in the Prospectus; the "Prospectus Supplement" means the prospectus supplement dated the date hereof included in the Prospectus.

          (b) On the effective date of the Registration Statement, such registration statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to the part of the Registration Statement that constitutes the statement of eligibility of the Indenture Trustee on Form T-1. On the date of this Agreement the Registration Statement and the preliminary prospectus conform, and at the time of the filing of the Prospectus in accordance with Rule 424(b), the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from such documents based upon written information furnished to the Seller by the Underwriter specifically for use therein, it being understood that the only such information consists of the Underwriter's Information (as defined in Section 7(a)).

          (c) The Notes are "asset backed securities" within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

          (d) The documents incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

          (e) The Seller is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, is duly qualified to transact business in each jurisdiction in which it is required to be so qualified and has all necessary licenses, permits and consents to conduct its business as presently conducted and as described in the Prospectus and to perform its obligations under the Basic Documents except where the failure to be so qualified or to have such licenses, permits or consents would not have a material adverse affect on the Seller or on its ability to perform its obligations under the Basic Documents.

          (f) This Agreement has been duly authorized, executed and delivered by the Seller. Each of the Basic Documents to which it is a party has been duly authorized and, when executed and delivered by the Seller will constitute a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, (y) to general principles of equity (regardless of and whether the enforcement of such remedies is considered in a proceeding in equity or at law), and (z) with respect to rights of indemnity under this Agreement to limitations of public policy under applicable securities laws.

          (g) The Seller is not in breach or violation of any credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation or ordinance or any governmental body having jurisdiction over it, which breach or violation would have a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Basic Documents, in each case, to which it is a party.

          (h) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Seller, or any affiliate thereof or the Underwriter, any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

          (i) The Seller has not entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes, except for this Agreement.

          (j) The Trust is not an "investment company" and is not required to be registered as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (k) As of the Closing Date (as defined below), the representations and warranties of the Seller in each of the Basic Documents to which it is a party will be true and correct in all material respects as of the date of such representation or warranty was given and each such representation and warranty is so incorporated herein by this reference.

          (l) The Seller has filed the preliminary prospectus supplement relating to the Notes pursuant to and in accordance with Rule 424(b).

          (m) The Certificates, when duly and validly executed by the Owner Trustee, authenticated and delivered in accordance with the Trust Agreement, and delivered to and paid for pursuant hereto will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

          (n) The Trust's assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no other outstanding Lien.

          (o) The Notes, when duly and validly executed by the Indenture Trustee, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be enforceable in accordance with their terms, subject as to enforceability to the effects of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws now or hereafter in effect relating to creditors' rights generally and subject to general principles of equity (whether in a proceeding at law or in equity).

          (p) Neither the execution, delivery or performance of any of the Basic Documents by the Seller, nor the issuance, sale and delivery of the Notes or Certificates, nor the fulfillment of the terms of the Notes or Certificates, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation or the By-laws of the Seller, any material indenture or other material agreement or instrument to which the Seller is a party or by which it or its properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Seller, or will result in the creation of any lien upon any material property or assets of the Seller (other than pursuant to the Basic Documents).

          (q) Other than as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Seller is a party or of which any of its properties is the subject, which if determined adversely to the Seller would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of any of them; and to the best of the Seller's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

          (r) No consent, license, approval, authorization or order of or declaration or filing with any governmental authority is required for the issuance of the Notes and Certificates or sale of the Notes or the consummation of the other transactions contemplated by this Agreement or the Basic Documents, except such as have been or will have been prior to the Closing Date duly made or obtained.

          (s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus as amended prior to the date hereof, there has not been any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in or affecting the financial position, shareholders' equity or results of operations of the Seller, or the Seller's ability to perform its obligations under this Agreement or any of the Basic Documents to which it is a party.

          (t) Any taxes, fees and other governmental charges owed by the Seller due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Basic Documents and the Securities have been or will have been paid at or prior to the Closing Date.

          (u) The Receivables transferred by the Transferor to the Seller are chattel paper as defined in the Uniform Commercial Code. The Receivables transferred by the Seller to the Trust are chattel paper as defined in the Uniform Commercial Code.

          (v) Under generally accepted accounting principles, (i) the Transferor will report its transfer of the Receivables transferred by it to the Seller pursuant to the Purchase Agreement as a sale of the Receivables for financial accounting purposes and (ii) the Seller will report its transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement as a sale of the Receivables for financial accounting purposes (it being understood, however, that the sale described in clause (i) may not be recognized for accounting purposes due to the application of consolidated financial reporting).

          (w) Immediately prior to the transfer thereof to the Seller pursuant to the Purchase Agreement, the Transferor is the sole owner of all right, title and interest in, and has good and marketable title to the Receivables and the other property to be transferred to the Seller. The Transferor, pursuant to the Purchase Agreement, will transfer to the Seller ownership of the Receivables, the security interest in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing. Immediately prior to the transfer thereof by the Seller to the Trust, the Seller will be the sole owner of all right, title and interest in, and has good and marketable title to, the Receivables and the other property to be transferred by it to the Trust. The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Sale and Servicing Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances.

          (x) Immediately prior to the transfer of the Receivables by the Transferor to the Seller, the Seller's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 Financing Statements naming the Transferor, as debtor, the Seller, as secured party (the "GACC Financing Statements") in the offices specified in Schedule I and there shall be no unreleased UCC financing statements filed against the Transferor in the Receivables other than the GACC Financing Statements. If a court concludes that the transfer of the Receivables from the Transferor to the Seller is a sale, the interest of the Trust in the Receivables and the proceeds thereof will be perfected upon the filing of the GACC Financing Statements in the office of the Secretary of State of the State of Maryland. If a court concludes that such transfer is not a sale, the Purchase Agreement and the transactions contemplated thereby constitute a grant by the Transferor to the Seller of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the GACC Financing Statements in the office of the Secretary of State of Maryland. No filing or other action, other than the filing of the GACC Financing Statements in the office of the Secretary of State of the State of Maryland referred to above and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Seller in the Receivables and the proceeds thereof against third parties.

          (y) Immediately prior to the transfer of the Receivables by the Seller to the Trust, the Trust's interest in the Receivables and the proceeds thereof shall be perfected upon the filing of UCC-1 Financing Statements naming the Seller, as debtor, the Trust, as secured party and the Indenture Trustee, as assignee (the "ACERV Financing Statements") in the offices specified in Schedule I and there shall be no unreleased UCC financing statements filed against the Seller in the Receivables other than the ACERV Financing Statements. If a court concludes that the transfer of the Receivables from the Seller to the Trust is a sale, the interest of the Trust in the Receivables and the proceeds thereof will be perfected upon the filing of the ACERV Financing Statements in the office of the Secretary of State of the State of Delaware. If a court concludes that such transfer is not a sale, the Sale and Servicing Agreement and the transactions contemplated thereby constitute a grant by the Seller to the Trust of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing of the ACERV Financing Statements in the office of the Secretary of State of the State of Delaware. No filing or other action, other than the filing of the ACERV Financing Statements in the office of the Secretary of State of the State of Delaware referred to above and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Trust in the Receivables and the proceeds thereof against third parties.

          (z) The Indenture and the transactions contemplated thereby constitute a grant by the Trust to the Indenture Trustee of a valid security interest in the Receivables and the proceeds thereof, which security interest will be perfected upon the filing UCC-1 Financing Statements naming the Trust, as debtor and the Indenture Trustee, as secured party (the "Trust Financing Statements") in the offices specified in Schedule I and there shall be no unreleased UCC financing statements filed against the Trust in the Receivables other than the Trust Financing Statements. No filing or other action, other than the filing of the Trust Financing Statements in the office of the Secretary of State of the State of Delaware referred to above and any related continuation statements, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Receivables and the proceeds thereof against third parties.

          (aa) The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended.

          (bb) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

          3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to the Underwriter, and the Underwriter agrees, to purchase from the Trust, the principal amount of each class of Notes set forth on Schedule II hereto at a purchase price equal to the product of the "Proceeds to the Seller" as specified on Schedule III hereto for such class of Notes and the principal amount of each class of Notes set forth opposite the name of the Underwriter on Schedule II hereto, plus accrued interest from July 10, 2001.

          The Seller will deliver the Notes to the Underwriter, against payment of the purchase price to or upon the order of the Seller by wire transfer in federal (same day) funds, at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, at 10:00 a.m., New York time on July 10, 2001, or at such other time not later than seven full business days thereafter as the Underwriter and the Seller agree in writing, such time being herein referred to as the "Closing Date." The Notes to be so delivered will be initially represented by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under the limited circumstances specified in the Basic Documents.

          4. OFFERING BY UNDERWRITER. It is understood that, the Underwriter proposes to offer the Notes for sale to the public (which may include selected dealers), on the terms set forth in the Prospectus.

          5. COVENANTS OF THE SELLER. The Seller covenants and agrees with the Underwriter that:

          (a) The Seller will file the Prospectus, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriter, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Seller will advise the Underwriter promptly of any such filing pursuant to Rule 424(b).

          (b) The Seller will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the consent of the Underwriter, which consent shall not be unreasonably withheld or delayed; and the Seller will advise the Underwriter promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Notes is required to be delivered by the Underwriter or dealer either (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Act, the Seller promptly will notify the Underwriter of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Underwriter's consent to, nor the Underwriter's distribution of any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

          (d) The Seller will, so long as delivery of a prospectus by the Underwriter or dealer is required by the Act, furnish to the Underwriter copies of any preliminary prospectus, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests.

          (e) The Seller will take all actions which are necessary to arrange for the qualification of the Notes for offering and sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required under such laws for the distribution of the Notes; PROVIDED, HOWEVER, that in no event shall the Seller be obligated to qualify as a foreign corporation or to execute a general or unlimited consent or take any action that would subject it to service of process in any such jurisdiction.

          (f) The Seller shall, at all times upon request of the Underwriter or its advisors, or both, from the date hereof through the Closing Date, (i) make available to the Underwriter or its advisors, or both, prior to acceptance of its purchase, such information (in addition to that contained in the Registration Statement and the Prospectus) concerning the offering, the Seller and any other relevant matters as they possess or can acquire without unreasonable effort or expense, including any and all documentation requested in connection with its due diligence efforts regarding information in the Registration Statement and the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Underwriting Agreement and (ii) provide the Underwriter or its advisors, or both, prior to acceptance of its subscription, the reasonable opportunity to ask questions of the Seller with respect to such matters.

          (g) Until the retirement of the Notes, the Seller will deliver to the Underwriter the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Indenture Trustee pursuant to the Basic Documents, as soon as such statements and reports are furnished to the Indenture Trustee.

          (h) So long as any of the Notes are outstanding, the Seller will furnish to the Underwriter (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Noteholders or filed with the Commission on behalf of the Seller pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Seller or Transferor as the Underwriter may reasonably request only insofar as such information relates to the Registration Statement or the Prospectus or the transactions contemplated by the Basic Documents.

          (i) On or before the Closing Date, the Seller shall cause the computer records of the Seller relating to the Receivables to show the ownership by the Owner Trustee on behalf of the Trust of the Receivables, and from and after the Closing Date the Seller shall not take any action inconsistent with the ownership by the Owner Trustee on behalf of the Trust of such Receivables, other than as permitted by the Sale and Servicing Agreement.

          (j) To the extent, if any, that any of the ratings provided with respect to the Notes by the rating agency or agencies that initially rate any of the Notes are conditioned upon the furnishing of documents or the taking of any other actions by the Seller on or prior to the Closing Date, the Seller shall furnish such documents and take any such other actions. A copy of any such documents shall be provided to the Underwriter at the time it is delivered to the rating agencies.

          (k) The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the documents (including the Registration Statement and the Prospectus), (ii) the preparation, issuance and delivery of the Notes to the Underwriter, (iii) the fees and disbursements of the Seller's, the Transferor and the Administrator's counsel (including without limitation, local counsel) and accountants, (iv) the qualification of the Notes under state securities laws, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any blue sky or legal investment survey, if any is requested, (v) the printing and delivery to the Underwriter of copies of the Registration Statement and the Prospectus and each amendment thereto, (vi) the reasonable expenses of the Underwriter (other than its counsel), (vii) the fees and reasonable expenses of counsel to the Underwriter, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and expenses of the Indenture Trustee and its counsel and (x) the fees and expenses of the Owner Trustee, the Trust and each of their counsel.

          6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. The obligations of the Underwriter to purchase and pay for the Notes will be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of the Seller herein, to the accuracy of the written statements of officers of the Seller made pursuant to the provisions of this Section, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

          (a) The Underwriter shall have received a letter, dated the date hereof, of Deloitte and Touche confirming that such accountants are independent public accountants within the meaning of the Act and the Rules and Regulations, and substantially in the form of the drafts to which the Underwriter has previously agreed and otherwise in form and substance satisfactory to the Underwriter and counsel for the Underwriter (i) regarding certain numerical information contained in the Prospectus and (ii) relating to certain agreed-upon procedures.

          (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the Receivables or particularly the business or properties of the Trust, the Seller, the Transferor, the Administrator or the Servicer which, in the sole discretion of the Underwriter, materially impairs the investment quality of the Notes; (ii) any downgrading in the rating of any securities of ACE Securities Inc. by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, American Stock Exchange, or NASDAQ National Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war or national emergency by Congress, or any other substantial national or international calamity or emergency if, in the sole judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          (d) On the Closing Date, each of the Basic Documents and the Securities shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee shall have received a fully executed copy thereof or, with respect to the Notes, a conformed copy thereof. The Basic Documents and the Securities shall be substantially in the forms heretofore provided to the Underwriter.

          (e) The Underwriter shall have received the opinion or opinions of in-house counsel to the Servicer, the Administrator, WFBN and WFBNM and/or such other counsel acceptable to the Underwriter and counsel for the Underwriter, dated the Closing Date, satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (f) The Underwriter shall have received the opinions of Stroock & Stroock & Lavan LLP, dated the Closing Date, satisfactory in form and substance to the Underwriter.

          (g) The Underwriter shall have received an opinion addressed to it of Stroock & Stroock & Lavan LLP, in its capacity as counsel to the Seller, dated the Closing Date, with respect to the creation of (x) a "true sale" with respect to the transfers of the Receivables from the Transferor to the Seller and (y) with respect to the transfer of the Receivables to the Trust, a "true sale" or a valid and binding security interest in the Receivables. Such opinions shall be limited to the laws of the State of New York and United States federal law.

          (h) The Underwriter shall have received an opinion of Thatcher Proffitt & Wood, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

          (i) The Indenture Trustee has been duly organized as a banking corporation and is validly existing and in good standing under the laws of the State of New York.

          (ii) The Indenture Trustee has the requisite power and authority to execute, deliver and perform its obligations under the Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of the Indenture.

          (iii) The Indenture has been duly executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its respective terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iv) The Notes have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

          Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriter. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York.

          (i) The Underwriter shall have received an opinion of Richards, Layton & Finger, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter, to the effect that:

          (i) The Owner Trustee is a national banking association with its principal place of business in the State of Delaware, and is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America.

          (ii) The Owner Trustee has the requisite trust power to accept the office of owner trustee under the Trust Agreement and to enter into and perform its obligations under the Basic Documents to which it is a party.

          (iii) The execution and delivery of the Basic Documents to which it is a party, and the performance by the Owner Trustee of its obligations under the Basic Documents to which it is a party have been duly authorized by all necessary action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee.

          (iv) The Basic Documents to which it is a party constitutes the valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with its terms.

          (v) The execution and delivery by the Owner Trustee of the Basic Documents to which it is a party do not require any consent, approval or authorization of, or any registration or filing with, any applicable governmental authority.

          (vi) Each of the Notes and Certificates has been duly executed and delivered by the Owner Trustee, on behalf of the Trust.

          (vii) Neither the consummation by the Owner Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Trust Agreement nor the fulfillment of the terms thereof by the Owner Trustee will conflict with, result in a breach or violation of, or constitute a default under any law of the United States of America or the State of Delaware governing its banking or trust powers or the articles of association, by-laws or other organizational documents of the Owner Trustee.

          (viii) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust powers of the Owner Trustee is required in connection with the execution and delivery by the Owner Trustee of the Basic Documents to which it is a party.

          Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriter. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of Delaware.

          (j) The Underwriter shall have received an opinion of Richards, Layton & Finger, counsel to the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (k) The Underwriter shall have received an opinion of In-house Counsel to the Transferor, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (l) The Underwriter shall have received an opinion of Ray Quinney & Nebeker, Utah counsel, regarding titling, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (m) The Underwriter shall have received an opinion of Moffat Thomas, Idaho counsel, regarding titling, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (n) The Underwriter shall have received an opinion of Perkins Coie, Washington counsel, regarding titling, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (o) The Underwriter shall have received an opinion of Moffat Thomas, regarding perfection of the Recievables, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (p) The Underwriter shall have received reliance letters for the two Ray Quinney & Nebeker opinions dated October 16, 2000, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (q) Reserved.

          (r) The Underwriter shall have received a reliance letter for the John
T. Porter opinion dated October 16, 2000, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (s) The Underwriter shall have received a reliance letter for the Moffat Thomas opinion dated October 16, 2000, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (t) The Underwriter shall have received reliance letters for the Mundt MacGregor LLP opinions dated October 13, 2000 and October 16, 2000, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (u) The Underwriter shall have received a reliance letter for the Kirkland & Ellis opinion dated October 16, 2000, dated the Closing Date and satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

          (v) The Underwriter shall have received copies of each opinion of counsel delivered to the Rating Agencies, together with a letter addressed to the Underwriter, dated the Closing Date, to the effect that the Underwriter may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.

          (w) The Underwriter shall have received a certificate dated the Closing Date of the Transferor, executed by any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of the Transferor, in which such officers shall state that, (i) the representations and warranties of the Transferor contained in the Basic Documents to which it is a party are true and correct, (ii) that the Transferor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (iii) since December 31, 2000, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Transferor has occurred.

          (x) The Underwriter shall have received a certificate dated the Closing Date of the Seller, executed by any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of the Seller, in which such officer shall state that, (i) the representations and warranties of the Seller contained in this Agreement and the Basic Documents to which it is a party are true and correct, (ii) that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, and (iii) since December 31, 2000, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Seller has occurred.

          (y) The Underwriter shall have received a certificate dated the Closing Date of the Servicer, executed by any two of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the principal financial officer or the principal accounting officer of the Servicer in which such officer shall state that (i) the representations and warranties of the Servicer contained in the Basic Documents to which it is a party are true and correct, (ii) that the Servicer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date and (iii) since December 31, 2000, except as may be disclosed in the Prospectus or in such certificate, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Servicer has occurred.

          (z) The Underwriter shall have received evidence satisfactory to it and counsel for the Underwriter that, on or before the Closing Date, the GACC Financing Statements, the Seller Financing Statements and the ACERV Financing Statements shall have been submitted to the Owner Trustee or Indenture Trustee, as the case may be, for filing in the appropriate filing offices.

          (aa) The Class A-1 Notes, the Class A-2 Notes, Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes shall each be rated "AAA" by S&P and "Aaa" by Moody's, the Class B Notes shall be rated "AA" by S&P, the Class C Notes shall be rated "A" by S&P and the Class D Notes shall be rated "BBB" by S&P and neither corporation shall have placed the Notes under surveillance or review with possible negative implications.

          (bb) The Seller will provide or cause to be provided to the Underwriter such conformed copies of such of the foregoing opinions, certificates, letters and documents as the Underwriter shall reasonably request.

          7. INDEMNIFICATION AND CONTRIBUTION.

          (a) The Seller agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which the Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, the Base Prospectus, any preliminary prospectus or the Prospectus Supplement or any amendment or supplement thereto, or

          (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, the Base Prospectus, any preliminary prospectus or the Prospectus Supplement or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Underwriter and each such controlling person for any legal or other costs or expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, the Base Prospectus, any preliminary prospectus, the Prospectus Supplement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Seller by the Underwriter through the Underwriter specifically for use therein and (ii) the failure of the Underwriter to send or give to any purchaser, at or prior to the written confirmation of the sale of Notes to such person, a copy of any amended or supplemented Base Prospectus or Prospectus Supplement under circumstances where the Seller has furnished copies of such an amended or supplemented Base Prospectus or Prospectus Supplement to the Underwriter in a reasonable amount of time in advance of the purchase of Notes that were the subject of loss, claim, damage or liability and the untrue statement or omission of material fact contained in the prior Base Prospectus or Prospectus Supplement was corrected in the Base Prospectus or Prospectus Supplement, as so amended or supplemented. The written information furnished by the Underwriter to the Seller consists solely of the information set forth in the first paragraph, second paragraph and the second sentence of the third paragraph under the heading "Underwriting" in the Prospectus Supplement (the "Underwriter's Information"). The indemnity provided for in this Section 7 shall be in addition to any liability which the Seller may otherwise have. The Seller will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of the Underwriter and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (b) The Underwriter will indemnify and hold harmless the Seller, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Seller or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, the Base Prospectus, any preliminary prospectus or the Prospectus Supplement or any amendment or supplement thereto or (ii) the omission or the alleged omission to state in the Registration Statement or any amendment thereto, the Base Prospectus any preliminary prospectus or the Prospectus Supplement or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter's Information, and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Seller or any such director, officer or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 7, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph
(c), the "indemnifying party"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated in writing by the Underwriter in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from such offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriter (the "Spread"). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or the Underwriter, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Seller and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by PRO RATA or PER CAPITA allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Underwriter shall not be obligated to make contributions hereunder that in the aggregate exceed the Spread with respect to the Securities purchased by the Underwriter under this Agreement, less the aggregate amount of any damages that the Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Seller, each officer of the Seller who signed the Registration Statement and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Seller.

          8. RESERVED.

          9. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and of the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter, the Seller or Underwriter, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriter is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 5(k) and the respective obligations of the Seller and the Underwriter pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Notes by the Underwriter is not consummated (other than because of a failure to satisfy the conditions set forth in items (iii), (iv) and (v) of Section 6(c)), the Seller will reimburse the Underwriter for all out-of-pocket expenses reasonably incurred by it in connection with the offering of the Notes.

          10. NOTICES. Any written request, demand, authorization, direction, notice, consent or waiver shall be personally delivered or mailed certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice as aforesaid) and shall be deemed to have been duly given upon receipt, if sent to the Underwriter, when delivered to the Underwriter at 31 West 52nd Street, New York, New York 10019, Attention: Richard Lawrence (Fax # (212)-469-7210) and if sent to the Seller when delivered to,
Attention: Rob Thomas, Senior Counsel (Fax # (704) 365-1362).

          11. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligations hereunder.

          12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

          13. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law provisions thereof.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Seller and the Underwriter in accordance with its terms.

                                Very truly yours,

                                ACE SECURITIES CORP.


                                By: /s/ EVELYN ECHEVARRIA
                                    ------------------------------
                                Name:  Evelyn Echevarria
                                Title: Vice President

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the
date first written above.

DEUTSCHE BANC ALEX. BROWN INC.


By: /s/ CHRISTOPHER BEAUDET
    ------------------------
     Name:  Christopher Beaudet
     Title: Managing Director


By: /s/ ERIK FALK
    ------------------------
     Name:  Erik Falk
     Title: Managing Director

Acting on behalf of itself as the Underwriter

                                   SCHEDULE I

                                     OFFICES

For the Transferor:        Secretary of State of the State of Maryland

For the Seller:            Secretary of State of the State of Delaware

For the Trust:             Secretary of State of the State of Delaware

                                   SCHEDULE II



                              Initial           Initial           Initial         Initial           Initial           Initial
                             Principal         Principal         Principal       Principal          Principal        Principal
                             Balance of        Balance of        Balance of      Balance of         Balance of       Balance of
UNDERWRITER               CLASS A-1 NOTES   CLASS A-2 NOTES   CLASS A-3 NOTES   CLASS A-4 NOTES    CLASS A-5 NOTES  CLASS B NOTES
-----------               ---------------   ---------------   ---------------   -----------------  ----------------- -------------
Deutsche Banc Alex.       $122,000,000       $40,000,000       $52,000,000         $20,000,000        $44,805,000     $20,025,000
Brown Inc.


Total                     $122,000,000       $40,000,000       $52,000,000         $20,000,000        $44,805,000     $20,025,000



                             Initial              Initial
                            Principal            Principal
                            Balance of           Balance of
UNDERWRITER                CLASS C NOTES        CLASS D NOTES
-----------                --------------       --------------
Deutsche Banc Alex.          $7,702,000         $4,621,000
Brown Inc.


Total                        $7,702,000         $4,621,000

                                SCHEDULE III



                        Original
                        Principal     Initial Public
SECURITY                BALANCE $     OFFERING PRICE        PROCEEDS TO THE SELLER       INTEREST RATE
--------                ---------     --------------        ----------------------       -------------

Class A-1 Notes         $122,000,000   99.993323%                   99.773323%               4.05%
Class A-2 Notes          $40,000,000   99.989499%                   99.714499%               4.85%
Class A-3 Notes          $52,000,000   99.984405%                   99.684405%               5.36%
Class A-4 Notes          $20,000,000   99.987028%                   99.637028%               5.75%
Class A-5 Notes          $44,805,000   99.986462%                   99.561462%               6.30%
Class B Notes            $20,025,000   99.980024%                   99.530024%               6.61%
Class C Notes            $ 7,702,000   99.965254%                   99.465254%               6.85%
Class D Notes            $ 4,621,000   99.976268%                   99.376268%               7.58%

Total Price to Public:     $311,116,111.17
Total Price to Seller:     $310,164,941.42
Underwriting Discounts
 and Commissions:              $951,169.75